Darwin Networks
                                Locator Agreement

      This Locator Agreement (hereinafter "LA") is between Urban Cool Networks and Darwin Networks (hereinafter "Darwin") wherein;

      1.) Urban Cool Networks is an independent contractor company that desires to obtain executed location agreements from qualified locations on behalf of Darwin to install, maintain and operate one or more public Internet access kiosks at each location, and;

      2.) Darwin desires to utilize the services of Urban Cool Networks as an independent contractor for the above purpose.

      THEREFOR;

            1.) Darwin grants Urban Cool Networks a non-exclusive nationwide right to utilize the Darwin name and reference existing networked kiosks in marketing literature and use overall company credibility in the attempt to contract with various locations for Darwins Internet Kiosk service. Urban Cool Networks agrees to obtain approval from Darwin for any literature containing Darwins name or likeness.

            2.) Urban Cool Networks agrees to represent Darwin in a highly professional manner and understands this LA does not grant authority to Urban Cool Networks to make corporate decisions on behalf of Darwin. Darwin retains the right to refuse any opportunity brought by Urban Cool Networks.

            3.) Urban Cool Networks agrees to utilize and cause qualified location owners to execute the Darwin provided Internet Kiosks revenue sharing agreement wherein the revenue shared with the location is no more than a maximum of thirty percent (30%) of all Adjusted Gross monthly usage revenue. (Adjusted Gross monthly usage revenue defined as all revenue from usage and advertisement, less monthly connectivity and ISP expense, promotional coupons used, bad debt from credit card transactions, credit card transaction bank fees and refunds to customers.) Darwin agrees to pay any monthly commissions due to locations per the terms of each location agreement approved and accepted by Darwin.

            4.) Darwin agrees to pay Urban Cool Networks the difference in percentage between the revenue percentage paid to the location owner and the maximum allowed 30% as defined above of all Adjusted Gross monthly usage revenue per kiosk installed for the term as defined in each location agreement contract. (Adjusted Gross monthly usage revenue defined as all revenue from usage and advertisement, less monthly connectivity and

                  ISP expense, promotional coupons used, bad debt from credit card transactions, credit card transaction bank fees and refunds to customers.) Darwin shall provide a monthly revenue report per kiosk and payment of all monies due to Urban Cool Networks by the 20th of each month for the previous month.

            5.) Urban Cool Networks agrees to provide Darwin copies of each location agreement contract with address and contact information for approval. Darwin agrees to approve or disapprove each agreement and location within 10 business days of receipt of contracts. Darwin retains the right to refuse any opportunity brought by Urban Cool Networks.

            6.) Darwin agrees to pay Urban Cool Networks $200.00 per location one month after installation of at least (1) Internet kiosk in same location for the first 50 Units. Darwin agrees to pay Urban Cool Networks $250.00 per location one month after installation of at least (1) Internet kiosk in same location for the 50th - 100th Units.

            7.) Darwin agrees to install complete, turn-key Internet Kiosk equipment within 45 days of approval of location unless prevented from doing so by outside forces not under Darwins control.

            8.) Darwin agrees to service, collect monies from repair, clean and otherwise perform general maintenance on Internet Kiosk in a timely and professional manner using qualified and experienced technicians. Darwin agrees to provide all necessary parts needed to perform service and repair functions on kiosks and further agrees to maintain a reasonable quality of service based on industry standards.

Both parties have reviewed this LA and agree to the terms and conditions set forth by signing below.


Darwin Networks

/s/ Michael Macau                              6/23/2000
---------------------------------          ----------------
Michael Macau                                    Date
Vice President, Sales & Marketing
Public Access


Urban Cool Networks

By:  /s/ Jacob R. Miles                        6/21/2000
     -----------------------------          ----------------
Its:   CEO                                       Date
    ------------------------------